As Filed with the Securities and Exchange Commission on _________, 2002, Registration No. 333-________
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      _____________________________________
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                                FTS APPAREL, INC.
        -------------------------------------------------------------------
             (Exact  name  of  Registrant  as  Specified  in  Its  Charter)

         COLORADO                          2253                  84-1416864
---------------------------------   --------------------   --------------------
(State  or  other jurisdiction         (Primary Standard        (I.R.S. Employer
of  incorporation or organization)       Industrial          Identification No.)
                                     Classification  Code)


                       301 Oxford Valley Road, Suite 1202
                   Yardley, Pennsylvania 19067 (215) 369-9979
                            Facsimile: (215) 369-9957
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                      Attention: Scott Gallagher, Chairman
                       301 Oxford Valley Road, Suite 1202
                          Yardley, Pennsylvania 19067
                                 (215) 369-9979
            (Name, address, including zip code, and telephone number
                  including area code, of agents for service)
                      ____________________________________
                                   Copies to:
                              Seth A. Farbman, P.C.
                              Seth A. Farbman, Esq.
                                301 Eastwood Road
                            Woodmere, New York 11598
                                Ph: 516-569-6089
                            Facsimile: 516-569-6084

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                            CALCULATION  OF  REGISTRATION  FEE

                                                                  Proposed
Title of                                    Proposed Maximum      Maximum
Each Class of Securities    Amount To Be    Offering Price Per    Aggregate        Amount Of
To Be Registered            Registered(1)   Security (2)          Offering Price   Registration Fee(3)
-----------------------    ---------------  ------------------  ---------------   -----------------
Common Stock, $.001 par     11,000,000 shares     $.14           $1,540,000         $ 141.68
value per share(1)

Total                       11,000,000 shares     $.14           $1,540,000         $ 141.68


----------------------
(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which includes (i) 825,000 shares currently outstanding, (ii) up to 10,175,000 shares issuable in connection with our equity line of credit agreement dated August 23, 2002. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

(2) Estimated solely for purposes of calculating the registration fee. The registration fee is calculated in accordance with Rule 457(c) based upon $.14, which is the average of the bid and asked prices of our common stock reported on the OTC Bulletin Board on September 3, 2002.

(3)  The  registration  fee  was  previously  paid  via  electronic  transfer.

                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS                        SUBJECT  TO  COMPLETION;  DATED  ______,  2002

              We may sell up to 11,000,000 Shares Of Common Stock
                                       Of
                                FTS Apparel, Inc.

     This prospectus relates to the sale of up to 11,000,000 shares of our common stock by the selling stockholders listed on page 31.


                            Number of            Number of         Percentage of registered shares
  Number of shares       registered shares    registered shares      for resale to the number of
registered for resale    currently issued    not currently issued    shares currently outstanding
---------------------   -------------------  --------------------  -------------------------------
11,000,000                  825,000                10,175,000                       91%
---------------------   -------------------  --------------------  -------------------------------


     With respect to the private equity line of credit agreement we describe in this prospectus, Dutchess Private Equities Fund, L.P. ("Dutchess") is an "underwriter" within the meaning of the Securities Act of 1933. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or any similar account.

     Our common stock is traded on the over-the-counter Electronic Bulletin Board under the symbol "FLIP". The last reported sale price of our common stock on the OTC Bulletin Board on September 3, 2002 was $0.17 per share.

     Our common stock being offered by this prospectus involves a high degree of risk. You should read the "Risk Factors" section beginning on page 4 before you decide to purchase any common stock.

     Neither the Securities and Exchange Commission nor any state commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.


                The  date  of  this  Prospectus  is  _________  __,  2002

                               TABLE OF CONTENTS
Prospectus  Summary
The Offering                                                                                       1
Selected  Financial  Data                                                                          2
Risk  Factors                                                                                      5
Forward-Looking  Statements                                                                        6
Use  Of  Proceeds                                                                                 11
Market  For  Common  Equity  And  Related  Stockholders Matters                                   11
Management's  Discussion  And  Analysis  Of  Financial  Condition And Results Of Operations       12
The Company                                                                                       18
Directors,  Executive  Officers,  Promoters  And  Control  Persons                                22
Executive  Compensation                                                                           23
Security  Ownership  Of  Certain  Beneficial  Owners  And  Management                             25
Certain  Relationships  And  Related  Transactions                                                27
Selling  Stockholders                                                                             28
Plan  Of  Distribution                                                                            29
Description  Of  Securities                                                                       33
Disclosure Of Commission Position On Indemnification For Securities Act Liabilities               35
Where  You  Can  Find  Additional  Information                                                    36
Legal  Matters                                                                                    36
Experts                                                                                           36
Financials Statements                                                                       F-1

                                PROSPECTUS  SUMMARY

     This summary highlights certain information contained elsewhere in this prospectus. You should read the following summary together with the more detailed information regarding our business and our financial statements and the related notes appearing elsewhere in this prospectus.

Our  Company

     Historically we have been in the brick-and-mortar business of designing and selling designer/casual sportswear and accessories, focusing on athletic and casual lifestyle clothing. We identify our merchandise with the "Flip The Switch" and "FTS" trademarks and logos. We market our products with a sports orientated approach, primarily by endorsements from professional athletes and sports personalities. Our product line includes shirts, jackets, vests, pants and caps in various styles and colors that we believe are attractive and appealing to our target market of young consumers. In connection with the change in control of our management in January 2002, we decided to explore the opportunities, if any, of acquiring other operating companies and/or expanding our business model to include an e-commerce infrastructure.

     Our principal executive offices are located at 301 Oxford Valley Road, Yardley, Pennsylvania 19067 and our telephone number is (215) 369-9979. We maintain Internet Web sites at http:/www.ftsapparel.com; http:/www.fliptheswitch.tv and http:/www.flip.tv. Information contained on our Internet Web sites is for informational purposes only and is not incorporated by reference into the registration statement of which this prospectus is a part.

                                  THE  OFFERING

This offering relates to the sale of common stock by certain persons who are, or will become, our stockholders. Of the shares offered in this prospectus:

- Dutchess, intends to sell (i) up to an aggregate amount of 10,175,000 shares of our common stock to be acquired pursuant to the equity line of credit; (ii) 600,000 shares of our common stock issued to Dutchess as a commitment fee pursuant to our equity line of credit; and (iii) 125,000 shares of common stock purchased by Dutchess

- a selling stockholder, Seth A. Farbman, Esq., who intends to sell up to an aggregate of 100,000 shares of our common stock.

     Pursuant to our equity line of credit, we may, at our discretion, periodically issue and sell to Dutchess shares of common stock for a total purchase price of $6 million. Dutchess will purchase the shares of our common stock for an 8% discount to the prevailing market price of our common stock. Dutchess intends to sell any shares purchased under our equity line of credit at the then prevailing market price.




Number  of  shares  of
common  stock  outstanding  prior
to  this  offering                      12,099,284  shares  (1)


Common  stock  offered  by
selling stockholders                    11,000,000  shares  (2)


Use  of Proceeds                We will not receive any of the proceeds from the sale of the shares of common  stock  offered  by  this  prospectus; however, we will receive estimated gross proceeds of up to $6,000,000 if we decide to put shares of our common stock to Dutchess after effectiveness of the registration statement of which this prospectus is a part of.

Plan  of  Distribution          The offering of our shares of common stock is being made by certain of our stockholders who wish to sell their shares. Sales of
                                our  common  stock may be made by the selling stockholders in the open market or  in  privately  negotiated  transactions and  at fixed or negotiated prices.

Risk Factors                    There are substantial risk factors involved in  investing  in our  company.  For a discussion of certain factors you should consider  before  buying  shares  of  our common stock, see the section entitled "Risk  Factors".

OTC  Bulletin  Board  Symbol    "FLIP"
______________

(1) Such figure does not include shares of our common stock to be issued upon exercise of outstanding options or warrants.

(2) Such figure includes 100,000 shares presently outstanding and held by Seth Farbman; up to 10,175,000 shares of our common stock issuable as put shares to Dutchess pursuant to our equity line of credit agreement dated August 23, 2002 and 725,000 shares of our common stock owned by Dutchess.

Our  equity  line  of  credit

     On August 23, 2002, we entered into an equity line of credit investment agreement with Dutchess. Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Dutchess shares of our common stock for a total purchase price of up to $6.0 million. For each share of common stock purchased under the equity line of credit, Dutchess will pay 92% of the average of the three (3) lowest closing bid prices of our common stock during ten (10) trading day pricing period after a put notice is presented by us to Dutchess. We have issued 600,000 shares of our common stock to Dutchess as a commitment fee for entering into the equity line of credit with us. The effectiveness of the sale of the shares under the equity line of credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

     Pursuant to the equity line of credit, we may periodically sell shares of common stock to Dutchess to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Dutchess has advanced an aggregate of $6 million or thirty-six months after the effective date of the accompanying registration statement, whichever occurs first. We are limited by each put amount to an amount equal to two hundred fifty percent (250%) of the average daily volume (United States market only) of our common stock for the ten (10) trading days prior to the applicable put notice Date multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date, but in no event more than $1,000,000. We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions.

     By way of illustration only, let us assume that the 10-day average trading volume in our common stock is 20,000 shares during the 10 trading days prior to our issuing a put notice, and that the average closing bid price for our common stock is $0.20 during the three trading days prior to our issuing this put notice. Let us also assume that the aggregate (not average) trading volume is 100,000 shares during the 10 trading days after we issue the put notice, and that the three lowest closing bid prices for our common stock average $0.15 during this 3-day period. The result would be that our maximum allowable put notice would be in the amount of $7,500 (2.50 x 20,000 x $.15 = $7,500).
To help investors evaluate the number of shares of common stock we might issue to Dutchess at various prices, we have prepared the following table. This table shows the number of shares of our common stock that we would issue at various prices.


-----------------------    -----------  --------------  -------------
Purchase  Price:                 $0.10          $0.20          $0.30
-----------------------    -----------  --------------  -------------
Number  of  Shares(1):      60,000,000     30,000,000     15,000,000
-----------------------    -----------  --------------  -------------
Total  Outstanding(2):      72,099,284     42,099,284     27,099,284
-----------------------    -----------  --------------  -------------
Percent  Outstanding(3):           83%            71%            55%
-----------------------    -----------  --------------  -------------

(1) Represents the number of shares of common stock to be issued to Dutchess at the prices set forth in the table.
(2) Represents the total number of shares of common stock outstanding after the issuance of the shares to Dutchess at the prices set forth in the table.
(3) Represents the shares of common stock to be issued to Dutchess as a percentage of the total number of shares outstanding.

     We are registering 10,175,000 shares of common stock for the sale under the equity line of credit. We are not authorized to issue more than 25,000,000 shares of our common stock. You should be aware that there is an inverse relationship between our stock price and the number of shares to be issued under the equity line of credit. That is, as our stock price declines, we would be required to issue a greater number of shares under the equity line of credit for a given advance. Also, under the terms of our equity line of credit investment agreement, we are required to remit to Dutchess 8 percent (8%) of the proceeds from each put that we ask of Dutchess.

     Under the terms of our equity line of credit investment agreement we may put shares to Dutchess only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by such holder and its affiliates would not exceed 4.9% of the then outstanding common stock as determined in accordance with
Section  13(d)  of  the  Exchange  Act.

Cancellation of Puts. We will have the option of canceling any put notice if the closing bid price during the pricing period for that put is less than 75% of the volume weighted average price for our common stock for the 15 trading days before the date we gave the put notice. If we cancel a put notice, we will still be required to sell Dutchess the number of shares Dutchess sold during the time from the day it received the put notice until it received the notice of cancellation.

Shareholder approval. Under the Investment Agreement, we may sell Dutchess a number of shares that is more than 20% of our shares outstanding on the date of this prospectus. If we become listed on The Nasdaq Small Cap Market or Nasdaq National Market, or if we are listed on the proposed BBX we may be required to get shareholder approval to issue some or all of the shares to Dutchess. As we are currently a Bulletin Board company, we do not need shareholder approval.

Registration Rights. We granted Dutchess certain registration rights in connection with our equity line of credit. The cost of this registration statement will be borne by us. We agreed to use our best efforts to have the registration statement filed with the SEC within thirty (30) calendar days after August 23, 2002. We also agreed to use our best efforts to have the registration statement declared effective by the SEC within ninety (90) calendar days after August 23, 2002.

Additional Recent Events

     On August 22, 2002 we entered into a stock purchase agreement with Dutchess whereby we sold 250,000 shares of our restricted common stock to Dutchess for an aggregate purchase price of $.05 per share. Of such shares sold to Dutchess, we have agreed to register 125,000 shares of common stock.

                            SELECTED  FINANCIAL  DATA

     The following information is taken from our audited financial statements as of December 31, 2001 and our unaudited financials statements for the sixth month period ended June 30, 2002. The financial information set forth below should be read in conjunction with the more detailed financial statements and related notes appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.
                                       Year Ended     For the six Month
                                      December 31,       Period Ended
                                          2001          June 30, 2002
                                      ------------   -------------------
SUMMARY OPERATING DATA
-----------------------------
Total Revenues. . . . . . . .          $  576,846                --
General and Administrative Expenses     1,101,127           (308,369)
Net Loss. . . . . . . . . .             1,168,154           (308,369)
Net Loss Per Common Share . .               (0.14)             (0.03)

BALANCE DATA SHEET
-----------------------------
Cash . . . . .  . . . . . . .          $   44,236                380
Total Assets. . . . . . . . .              63,918                380
Total Liabilities . . . . . .               4,458                380
Total liabilities and
 stockholders' equity . . . .              63,918                380

                                  RISK  FACTORS

     You should carefully consider the following risk factors and all other information contained in this prospectus before investing in our common stock. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. The risks and uncertainties described below are not the only ones we may face.

We Had A Loss For The Year Ended December 31, 2001, For The Six Month Period Ended June 30, 2002 And Expect Losses To Continue In The Future. There Is A Risk We May Never Become Profitable.

     We had a net loss of $1,168,154 for the year ended December 31, 2001 and a net loss of 1,328,430 for the year ended December 31, 2000. We also had net losses of $68,909 for the three months ended June 30, 2002 and had net losses of $308,369 for the six month period ended June 30, 2002 as compared to $708,900 for the six month period ended June 30, 2001. Our future operations may not be profitable if we are unable to acquire an operating business or if we are unable to expand our current limited operations to an e-commerce business model. Revenues and profits, if any, will depend upon various factors, including whether we will be able to receive funding to promote our products or find additional businesses to operate and/or acquire. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

There Is Substantial Doubt About Our Ability To Continue As A Going Concern Due To Recurring Losses And Working Capital Shortages, Which Means That We May Not Be Able To Continue Operations Unless We Obtain Additional Funding.

     Our audited financial statements for the fiscal year ended December 31, 2001, reflect a net loss of $1,168,154. These conditions raised substantial doubt about our ability to continue as a going concern if sufficient additional funding was not acquired or alternative sources of capital developed to meet our working capital needs.

Our Current And Potential Competitors in the Apparel Industry, Some Of Whom Have Greater Resources And Experience Than We Do, May Manufacture or Sell Products That Cause Greater Demand For Their Products Which May Cause Sales of Our Products To Decline.

     We compete with numerous domestic and foreign designers, brands and manufacturers of apparel, accessories and other products, some of which are significantly larger and have greater resources, than we do. Management believes that our ability to compete effectively depends upon our continued flexibility in responding to market demand and our ability to offer fashion conscious consumers a wide variety of high quality apparel at competitive prices.

Our Business Is Dependent Upon Our Being Able To Accurately Predict Fashion Trends, Customer Preferences, And Other Fashion-Related Factors.

     Customer tastes and fashion trends are volatile and tend to change rapidly. Our success depends in part on our ability to effectively predict and respond to quickly changing fashion tastes and consumer demands, and to translate market trends into appropriate, saleable product offerings. If we are unable to successfully predict or respond to changing styles or trends and misjudge the market for our products or any new product lines, our sales, if any, will be lower and we may be faced with a substantial amount of unsold inventory or missed sales opportunities. In response, we may be forced to rely on additional markdowns or promotional sales to dispose of excess, or slow-moving inventory, which could have a material adverse effect on our business, financial condition, and results of operations.

The Decline In General Economic Conditions Has Led To Reduced Consumer Demand For Our Apparel And Accessories And May Continue To Do So In The Future.

   Consumer spending habits, including spending for our apparel and accessories, are affected by, among other things, prevailing economic conditions, levels of employment, salaries, wage rates, the availability of consumer credit, consumer confidence, and consumer perception of economic conditions. The general slowdown in the United States economy and the uncertain economic outlook have adversely affected consumer spending habits and mall traffic, which have resulted in, and may continue to result in, lower net sales by us. A prolonged economic downturn could have a material adverse effect on our business, financial condition, and results of operations.

The  Loss  Of  Our  Key  Employees  May  Adversely Affect Our Growth Objectives.

     Our success in achieving our growth objectives depends upon the efforts of our top management team including the efforts of Mr. Scott Gallagher. The loss of the services of any of this individual may have a material adverse effect on our business, financial condition and results of operations. We can give no assurance that we will be able to maintain and achieve our growth objectives should we lose Mr. Gallagher's services. Although we intend to apply for key-man life insurance, we do not currently maintain key life insurance policies for Mr. Gallagher.

We May Pursue Strategic Acquisitions, Which Could Have An Adverse Impact On Our Business.

       We may from time to time acquire complementary companies or businesses. Acquisitions may result in difficulties in assimilating acquired companies, and may result in the diversion of our capital and our management's attention from other business issues and opportunities. We may not be able to successfully integrate operations that we acquire, including their personnel, financial systems, distribution, operations and general store operating procedures. If we fail to successfully integrate acquisitions, our business could suffer. In addition, the integration of any acquired business, and their financial results, into ours may adversely affect our operating results. We currently do not have any agreements with respect to any such acquisitions.

We May, In The Future, Issue Additional Shares Of Our Common Stock Which Would Reduce Investors Percent Of Ownership And May Dilute Our Share Value.

     Our articles of incorporation authorizes the issuance of 25,000,000 shares of common stock, par value $.001 per share. As of August 30, 2002 we have
12,099,284 shares of our common stock issued and outstanding. We are also authorized to issue 150,000 shares of our Series A 10% convertible preferred stock of which 50,000 shares are issued and outstanding and 4,850,000 undesignated preferred shares, par value $.01 per share, of which authorized no shares are issued or outstanding. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Shares Of Our Total Outstanding Shares That Are Restricted From Immediate Resale But May Be Sold Into The Market In The Future Could Cause The Market Price Of Our Common Stock To Drop Significantly, Even If Our Business Is Doing Well.

     As of August 30, 2002, we had 12,099,284 shares of our common stock issued and outstanding. Of such shares, 7,698,663 shares of common stock were restricted. As of August 2003 approximately 3,003,333 shares will become eligible for resale under Rule 144 as such shares may have been then held for a period of one year. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not an affiliate of our company may sell is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In such an event, "restricted securities" would be eligible for sale to the public at an earlier date. The sale in the public market of such shares of Common Stock may adversely affect prevailing market prices of our Common Stock.

Our Common Stock May Be Affected By Limited Trading Volume And May Fluctuate Significantly

     There has been a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop. As a result, this could adversely affect our shareholders' ability to sell our common stock in short time periods, or possibly at all. Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations which could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors such as quarterly fluctuations in our financial results and changes in the overall economy or the condition of the financial markets could cause the price of our common stock to fluctuate substantially.

Since We Have Not Paid Any Dividends On Our Common Stock And Do Not Intend To Do So In The Foreseeable Future, A Purchaser Of Our Common Stock Will Only Realize An Economic Gain On His Or Her Investment From An Appreciation, If Any, In The Market Price Of Our Common Stock.

         We have never paid, and have no intentions in the foreseeable future to pay, any cash dividends on our common stock. Therefore an investor in our common stock, in all likelihood, will only realize a profit on his investment if the market price of our common stock increases in value.

Our Common Stock Is Deemed To Be "Penny Stock," Which May Make It More Difficult For Investors To Resell Their Shares Due To Suitability Requirements

     Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if such securities maintain a market price of $5.00 or greater. We can give no assurance that the price of our securities will reach or maintain such a level.

The Significant Downward Pressure On The Price Of Our Stock Caused By The Sale Of Material Amounts Of Common Stock Under The Accompanying Registration Statement Could Encourage Short Sales By Third Parties, Which Could Contribute To The Further Decline Of Our Stock Price

     It is conceivable that our stock could be subject to the practice of short selling. Short selling, or "shorting," occurs when stock is sold which is not owned directly by the seller; rather, the stock is "loaned" for the sale by a broker-dealer to someone who "shorts" the stock. In most situations, this is a short-term strategy by a seller, and based upon volume, may at times drive stock values down. If such shorting occurs in our common stock, there could be a negative effect on the trading price of our stock.

We May Not Be Able To Access Sufficient Funds Under The Equity Line Of Credit When Needed.

     Our financing needs, in part, are expected to be provided from our equity line of credit agreement. No assurances can be given that such financing will be available in sufficient amounts or at all when needed, in part because the amount of financing available will fluctuate with the market price and volume of our common stock. As the market price and volume decline, then the amount of financing available under the Equity Line of Credit will decline. For example, we are limited by each put amount to an amount equal to two hundred fifty percent (250%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable put notice Date multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date,

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to the "Company", "we", "us" and "our" refer to FTS Apparel, Inc., a Colorado corporation.

                           FORWARD-LOOKING  STATEMENTS

Information included or incorporated by reference in this prospectus may contain forward-looking statements. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology.

     This prospectus contains forward-looking statements, including statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans and (e) our anticipated needs for working capital. These statements may be found under "Management's Discussion and Analysis or Plan of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur.

                                 USE  OF  PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus. We may receive up to $6 million pursuant to our equity line of credit agreement if we choose to put shares of our common stock to Dutchess subject to the terms and conditions of our equity line of credit agreement. We intend to use the proceeds from puts to Dutchess, if any, for working capital and other general corporate purposes.

MARKET  FOR  COMMON  EQUITY  AND  RELATED  STOCKHOLDERS  MATTERS

Market  Information

         Our common stock is quoted on the OTC Bulletin Board under the symbol "FLIP". The following table sets forth the range of high and low bid quotations of our common stock, as reported on the OTC Bulletin Board, for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                      Common  Stock

                                 High            Low
                                ------          -----
2000
-----
First  Quarter                    $1.50           $.63
Second  Quarter                    1.25            .69
Third  Quarter                      .97            .51
Fourth  Quarter                     .53            .19

2001
----
First  Quarter                      .31            .07
Second  Quarter                     .26            .07
Third  Quarter                      .25            .02
Fourth  Quarter                     .07            .02

2002
----
First  Quarter                      .35            .065
Second  Quarter                     .20             .03


SECURITY  HOLDERS

     At August 30, 2002 there were 12,099,284 shares our common stock outstanding which were held by approximately 136 stockholders of record.

DIVIDEND  POLICY

         We have not paid any dividends on our common stock, and it is not anticipated that any dividends will be paid in the foreseeable future. Our Board of Directors intends to follow a policy of using retained earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, if any, financial condition, capital requirements and other factors.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

     The following discussion and analysis covers material changes in our financial condition since year end December 31, 2001 and a comparison of the results of operations for the three and six months ended June 30, 2002 to the same period in 2001. This discussion and analysis should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" included in the Company's Form 10-KSB as of December 31, 2001 and for each of the two years ended.

FOR THE YEAR ENDED DECEMBER 31, 2001 AS COMPARED TO THE YEAR ENDED DECEMBER 31, 2000


Results  of  Operations
---------------------

     Year ended December 31, 2001. During the year ended December 31, 2001, we realized a net loss of $1,168,154 (or $0.14 per share) on revenue of $576,846, compared to a net loss of $1,329,841 ($.20 per share) on revenue of $1,360,284 for the year ended December 31, 2000. Revenue during 2001 decreased 58% from 2000 due to our inability to replace the loss of a major customer from the prior year. Approximately $1,092,000 of merchandise sold in 2000, representing 82% of our sales, was to one customer. We attribute the loss of this customer to the intense competition in the apparel industry.

     The cost of goods sold in 2001, including a write-down of inventory of $111,979, was 113% of revenue. That is, our cost of goods exceeded our revenue. In 2000, the cost of goods was 77% of revenue. The write down of inventory during 2001 was necessitated by our decision to liquidate the inventory for quick sale. Despite our efforts, including manufacturing a portion of our products overseas, we do not believe that we ever achieved sufficient sales to reduce our cost of goods to acceptable levels. This fact, coupled with our general and administrative expenses, caused us to report a net loss for each year of our existence.

     General and administrative expenses decreased 33% from 2000 to 2001, from $1,643,727 in 2000 to $1,101,127 in 2001. However, these expenses are still relatively high compared to gross profit. A substantial portion of administrative expenses relate to non-cash expenses associated with the issuance of stock to a former officer for services. Non-cash expenses related to stock based compensation during 2001 was $226,672. We also incurred a non-cash rent expense of $108,000 through the issuance of shares to our former Chairman for office space owned by his affiliate. That lease arrangement was terminated subsequent to the end of the fiscal year in connection with the change in control discussed elsewhere in this report.

     We have reduced our staff significantly over the last two years in an effort to preserve working capital and improve our operating results. During the year ended December 31, 2001, we released all but the most critical employees in an effort to meet these objectives. None-the-less, salaries and payroll were still a significant portion of our expense, although less than during 2000. Subsequent to year-end, we reduced our personnel even farther, leaving only a chief executive officer, a bookkeeper and operating officer, most of who have agreed to work for non-cash compensation.

     Professional fees remained a significant expense in the amount of $52,133 in 2001 as compared to $82,258 in the prior fiscal year. These expenses were incurred in connection with our need to file periodic reports with the SEC, as well as fees incurred in connection with the investigation of acquisition of other businesses. The high expense in 2000 was due to costs associated with Commission filing requirements and the reimbursement of legal and financial consulting fees to an officer in the amount of $45,000.

     We anticipate that we will continue to incur losses until such time, if ever, that we generate revenues from retail sales in an amount adequate to cover cost of goods and expenses.

     Year ended December 31, 2000. Year 2000 was the first year in which we received significant revenue from operations. Prior to that, we were in the development stage.

     During the year ended December 31, 2000, we realized a net loss of $1,329,841 (or $0.20 per share) on revenue of $1,360,284, compared to a net loss of $1,513,241 on revenue of $289,180 for the year ended December 31, 1999. Revenue increased from the prior fiscal year 370% due to the increased sale of our products, primarily in large retail outlets. Approximately $1,092,000 of merchandise in 2000 was sold to one customer, representing 82% of our sales.

     In 1999, the cost of goods was 31% of revenues. In 2000, the costs of goods increased to 77% of revenues. The increased cost of goods is attributed to the following factors: (i) in 2000, a greater percentage of our products were manufactured overseas, resulting in increased shipping and customs duties costs;
(ii) some of our overseas orders had to be shipped by air freight, which is considerably more expensive than ocean shipping; (iii) significant additional costs were incurred in 2000 due to the delivery of our products to more retail locations. Our JC Penney orders were shipped directly to each of two hundred stores instead of to a centralized location. In 2000, our shipping expenses were $226,185 compared to $2,002 in 1999.

     General and administrative expenses decreased slightly from 1999 to 2000, from $1,712,516 in 1999 to $1,643,727 in 2000. However, these expenses are still relatively high compared to gross profit. A substantial portion of our net loss for 2000 resulted from non-cash expenses associated with the issuance of stock in a private placement and issuance of stock for services. Non-cash expenses related to stock-based compensation during 2000 were $730,679.

     Shipping costs increased significantly from 1999 to 2000, from $2,002 in 1999 to $226,185 in 2000 as discussed above, to meet demands for increased sales. Consulting fees of $596,404 were also a significant expense in 2000. Of that amount, $395,928 was charged as consulting fees in connection with a stock acquisition. See Item 12. Certain Relationships and Related Transactions. Salaries increased, as we increased the number of full time employees from six to nine. Salaries in 2000 were $225,947 as compared to $189,433 for the prior fiscal year.

     Professional fees remained a significant expense in the amount of $82,256 in 2000 as compared to $82,593 in the prior fiscal year. The high expense in 2000 was due to costs associated with Commission filing requirements and the reimbursement of legal and financial consulting fees to an officer in the amount of $45,000.

     Advertising expenses decreased in 2000 due to our reallocation of its efforts and available funds to fulfill its larger sales orders. In 2000, advertising expenses were $138,312 as compared to $416,799 in the prior fiscal year. Prepaid advertising costs in the form of endorsement contracts reported as prepaid expenses decreased as well, from $153,733 during 1999 to $36,493 during 2000.

FOR THE THREE MONTHS ENDED JUNE 30, 2002 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 2001

Results  of  Operations

     For the six months ended June 30, 2002, we realized a net loss of $308,369, or $.03 per share, on no revenue. This compares to a loss of $631,967 on revenue of $335,605 for the first six months of 2001. Results for the three months ended June 30, 2002 were a loss of $68,909 on no revenue compared to a loss of $293,645 on revenue of $214,132 for the second quarter of 2001. Thus, our losses for the three and six months ended June 30, 2002 were reduced from the comparable periods of 2001, even though we had no revenue during the current year.

     We were essentially dormant during the first six months of 2002, while we continue investigation of opportunities to convert our historical apparel business to an e-commerce model and to supplement our existing business with operations in other industries. Our revenue and results of operation for the first six of months of 2001, and in fact all of 2001, were unsatisfactory, prompting us to refocus our business. We have commenced development of a new web site to market our apparel products over the Internet, but the site is still incomplete. We anticipate that it will be completed in the third quarter of the current fiscal year.

     During the second quarter of 2002, we continued to incur relatively minor administrative expenses. We had no cost of sales, as we had no revenue. Our expenses were further reduced from the first quarter of this year, as we eliminated some special expenses associated with our former operations in Colorado. As a result of these reductions and our reduced operations, general and administrative expenses for the second quarter of 2002 were reduced $214,646 from the first quarter of 2001. General and administrative expenses were reduced a total of $341,066 during the first six months of this year compared to the comparable period of 2001.

     Other than incidental expenses primarily associated with our reporting obligation as a public company and the compensation to our chief executive office, our expenses are minimal. Our rent and other overhead are minimal, and are expected to continue in that fashion until we identify an operating business to organize or acquire. Our largest expense, $50,000, is the salary accrued for our chief executive officer.

Liquidity  and  Capital  Resources

     Our capital and liquidity position at June 30, 2002 continued to decline from December 31, 2001. Working capital at June 30, 2002 decreased $198,036, or 333%, from year-end December 31, 2001. At June 30, 2002, we had substantially no cash, no other current assets and no current source of capital. We also reported a negative shareholders' equity, which means that our total assets were less than our total liabilities and our shareholders would receive nothing in the event of a liquidation. Our current liabilities of $138,956 consist mainly of accrued salary to our chief executive officer and accounts payable to our vendors, including service professionals who assist with our reporting obligations. We believe that our continued existence is dependent on our ability to raise additional capital and to achieve profitable operations.

     Our operations used $50,140 of cash during the first six months of 2002. This cash was spent primarily on payment of general and administrative expenses, discussed above. In the process of paying those expenses, we extinguished substantially all of our cash and relied in part on a short-term advance from our chief executive officer to fund cash requirements.

     On August 23, 2002, we entered into an equity line of credit investment agreement with Dutchess Private Equities Fund, LP ("Dutchess"). Pursuant to the equity line of credit, we may, at our discretion, periodically sell to Dutchess shares of our common stock for a total purchase price of up to $6.0 million. For each share of common stock purchased under the equity line of credit, Dutchess will pay 92% of the average of the three (3) lowest closing bid prices of our common stock during ten (10) trading day pricing period after a put notice is present by us to Dutchess. We have issued 600,000 shares of our common stock to Dutchess as a commitment fee for entering into the equity line of credit with us. The effectiveness of the sale of the shares under the equity line of credit is conditioned upon us registering the shares of common stock with the Securities and Exchange Commission. The costs associated with this registration will be borne by us.

     Pursuant to the equity line of credit, we may periodically sell shares of common stock to Dutchess to raise capital to fund our working capital needs. The periodic sale of shares is known as an advance. We may request advances under the equity line of credit once the underlying shares are registered with the Securities and Exchange Commission. Thereafter, we may continue to request advances until Dutchess has advanced an aggregate of $6 million or thirty-six months after the effective date of the accompanying Registration Statement, whichever occurs first. We are limited by each put amount to an amount equal to two hundred fifty percent (250%) of the average daily volume (U.S. market only) of our common stock for the ten (10) trading days prior to the applicable put notice Date multiplied by the average of the three (3) daily closing bid prices immediately preceding the put date, but in no event more than $1,000,000. We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares will fluctuate based on prevailing market conditions and we have not determined the total amount of advances we intend to draw. Nonetheless, we can estimate the number of shares of our common stock that will be issued using certain assumptions.

     Management believes that the above-described actions will provide us with our immediate financial requirements to enable it to continue as a going concern. In the event that we are unable to raise additional funds, we could be required to either substantially reduce or terminate our operations.

     We are not aware of any material trend, event or capital commitment, which would potentially adversely affect our liquidity. In the event such a trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through lines of credit and the funds expected from equity sales.

OTHER:

Except for historical information contained herein, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Potential risks and uncertainties include such factors as the level of business and consumer spending, the amount of sales of our products, the competitive environment within the investigative services industry, our ability to continue to expand its operations, the level of costs incurred in connection with our expansion efforts, economic conditions and the financial strength of our customers and suppliers. Investors are directed to consider other risks and uncertainties discussed in documents filed by us with the Securities and Exchange Commission.

                                  THE  COMPANY

CHANGES  IN  CONTROL

     Effective January 11, 2002, we experienced a change in our control as the result of a series of related transactions. Effective that date, we executed an executive employment agreement with Scott Gallagher pursuant to which he became our Chairman of the Board and Chief Executive Officer. Simultaneously, the former Chairman, LeRoy Landhuis, and the other directors of the company resigned, leaving Mr. Gallagher as the sole remaining director. Also effective that date, Mr. Gallagher acquired the beneficial ownership of 3,081,618 shares of our common stock.

     Pursuant to the terms of the Mr. Gallagher's employment agreement, Mr. Gallagher was engaged to serve as our Chairman and CEO for a period of two years, subject to earlier termination. The Agreement provides him with payment of an annual salary and the issuance of 1,200,000 shares of our common stock for services rendered, together with other benefits of a nature consistent with his position.

     Following his appointment to the Board, Mr. Gallagher appointed three additional individuals to fill the vacancies created by the resignation of the former directors. The following individuals have been appointed to the Board:
David  R.  Rasmussen,  James  H.  Gilligan  and  Scott  McBride.

     In connection with his appointment as chairman and chief executive officer, Mr. Gallagher has expressed his intent to review our business and evaluate opportunities for future expansion and/or acquisitions.

Our  Business

     Historically we have been in the brick-and-mortar business of designing and selling designer/casual sportswear and accessories, focusing on athletic and casual lifestyle clothing. We identify our merchandise with the "Flip The Switch" and "FTS" trademarks and logos. We market our products with a sports orientated approach, primarily by endorsements from professional athletes and sports personalities. Our product line included shirts, jackets, vests, pants and caps in various styles and colors that we believe are attractive and appealing to our target market of young consumers. In connection with the change in control of our management in January 2002, we decided to explore the opportunities, if any, of acquiring other operating companies and/or expanding our business model to include an e-commerce infrastructure.

     Our investigation to date has revealed that attractive opportunities are still available in the technology and distribution industries. Accordingly, we will evaluate one or more companies of which management is aware in these industries in an effort to identify a company that offers high profit margin with little downside risk. To date, we have identified one company that provides network design and installation and website design services to its clients. While no agreement has been reached with this entity, our management believes that this may be one opportunity that presents the type of business that we may add to our core business.

     Another avenue that we are exploring is to adapt our historical business to an e-commerce business model. In this concept, we would offer the high quality merchandise that we have sold historically to consumers exclusively on the Internet through a web site. This would reduce the overhead associated with the need to maintain a staff of sales, order processing and distribution personnel. While our thoughts are still in the early stages of exploration, we believe that this would be an attractive way to use our intellectual property more effectively than we have in the past.

Production
----------

     In the past we have contracted with independent overseas and domestic Manufacturers for production of our merchandise, whose products we have tested And approved. In the future, should we receive orders, we intend to continue to outsource these functions. We currently have the ability with outside
consultants,  to   design  and  produce  all  of our products, including style,
color   and   materials.   We   believe   that   we  produce  only high quality
garments and accessories to appeal to the discriminating consumer. Our current manufacturers have performed to our standards in terms of quality, cost and time of manufacturing and delivery, however, we do not maintain written contracts with our manufacturers. We believe that our current manufacturers, or others who will be able to provide services of equal quality, will be able to fill our
orders,   if   any.

     The  products  that  we  have  had  produced  to  date  are:

     o    golf  shirts
     o    t-shirts
     o    long  sleeve  shirts
     o    sweat  shirts
     o    fleece  jackets
     o    pants
     o    shorts
     o    caps

     We place our larger orders, if any, with overseas manufacturers when we are able to plan in advance. These manufacturers have more favorable prices but take longer to fill our orders and deliver our products. For smaller custom orders that are required on short notice, such as for tournaments and team sales, we use a local New Jersey manufacturing company that can manufacture the clothing on short notice.

     All of our design work is contracted out as is the manufacturing of all of our products. We believe this allows us to control and monitor our cost structure. We intend to sell our products be sold through (i) our Internet web site located at www.Flip.tv scheduled for launch this fall and (ii) through a mail order catalog that we intend to produce. We also intend to develop a retail sales channel by selling our products to local and national retail establishments; however, we have no agreements to do so as of yet.

Marketing
---------

     In the past, the focus of our marketing historically has been through the use of professional athletes and celebrity personalities wearing and promoting our clothing. We have been successful in signing several of these endorsement personalities particularly because several members of our former management were professional baseball players and had contacts with these athletes. We do not have any signed endorsement contracts with any athletes, but the athletes listed below have promoted our apparel line because of the personal relationship with the members of our former management. These athletes include professional football players, baseball players, boxers and popular former professionals such as:

     Michael Grant, Ed McCaffrey, Rod Smith, Bill Romanowski- Oakland Raiders Eddie George, Trevor Hoffman, Floyd Mayweather, Reggie Johnson, Tim Dwight, Chad Brown, Billy Wagner, and Pokie Reese.

These athletes have not endorsed our products since the fiscal year ended December 31, 2001; however, we believe that they would endorse our products again if asked to do so.

    We  also market  our  products  in  the  following  manner:

     o    Sponsorship  of  sporting  events
     o    Sponsorship  of  team  sports
     o    Radio  advertisements
     o    Newspaper  advertisements
     o    Internet  advertisements

     Due to the disappointing results of our sales efforts, we believe that our past methods need refining. Accordingly, we will evaluate other means of marketing in the future as our new business model evolves.

Distribution  and  Sales
--------------------------

     The focus of our distribution and sales has been through retail department, specialty and sporting goods stores. We are dependent on sales in these markets to achieve the sale volumes we need to be profitable. We have had no sales since the fiscal year ended December 31, 2001.


     Retail Store Sales. Our products have historically been sold primarily through department stores, specialty stores and sporting goods stores. In 2000, we were successful in placing our merchandise in JC Penny, a major national retailer. However, due to the disappointing results of that placement, we were unable to renew that relationship in 2001. The sales potential for retailers varies greatly as their locations range from kiosks to department stores. The retail stores where our products have been sold include:

     o    Department  Stores  -  JC  Penney  and  Elder  Beerman
     o Sporting Good Stores - Gart Sports, Copper Rivet, Finish Line and Shoe Extreme
     o    Nutrition  Stores  -  Will  Power  Nutrition  and  Advanced  Nutrition

Our products have not been sold in these stores since the fiscal year ended December 31, 2001.

     Team Sales. We have also been marketing our products to amateur sports teams, mostly in the Colorado Springs and Colorado Front Range region, where our headquarters was formerly located and where we had the most local contacts and exposure. These customers were mostly soccer, hockey, football and baseball clubs and teams.

Trademark
---------

     We believe that the distinctiveness of our clothing and accessories lies in our "Flip The Switch" concept. We have filed Trademark registration applications with the U.S. Patent and Trademark Office (the "USPTO"). Registration for our "Flip The Switch" trademark has been approved by the USPTO (Trademark No. 2493173). Registration for a design has been also been approved (Trademark No. 2456035). Registration for a second design Serial # 76-191249 has been "allowed" as of April 23, 2002 by the USPTO. An opposition has been filed by Propet Usa, Inc. against the federal registration for our "FTS" trademark, but we do not believe this opposition has merit and have contacted Propet Usa, Inc to attempt and resolve this matter.

Research  and  Development
---------------------------

     Historically, we have engaged consultants to work with our staff of designers to create our apparel merchandise. With the need to reduce our staff to conserve financial resources, we now rely exclusively on outside consultants to create our merchandise. These individuals may work as consultants for many different entities, so their allegiance and availability to us may be limited.

Employees

     As of August 30, 2002, we have one full time employee, our chairman and chief executive officer, Scott Gallagher. We have never experienced a work stoppage and we believe that our relationship with Mr. Gallagher is a good one. Our success depends to a large extent upon the continued services of Mr. Gallagher. The loss of his services could have a material adverse effect on our business and our results of operations.

Transfer  agent

     Our transfer agent is Securities Transfer Corporation located in Dallas, Texas.

Legal  Proceedings

    We are not a party to any litigation, and our management has no knowledge of any threatened or pending litigation against us.

Properties

     We lease our facilities located at 301 Oxford Valley Road, Suite 1202, Yardley, Pennsylvania 19067 for use as our corporate headquarters. We entered into our lease commencing on August 1, 2002 for a period of one (1) year and currently pay a monthly rental fee of $900.00 to occupy approximately 700 square feet. Our lease agreement provides for a one year renewal option. We believe that our leased properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

Property  Lease  Settlement

     On January 5, 2002, we entered into a lease settlement agreement with our former President whereby, for forgiving a one-year lease obligation for office space, the former President received the following: (i) all cash on hand as of January 5, 2002, $44,236 (ii) assignment of all equipment and inventory then remaining in the office, (iii) assignment of all uncollected accounts receivable as of January 5, 2002, (iv) issuance of 433,333 shares of our common stock, (v) accrual of interest on the remaining balance at the rate of 12% per annum, and
(vi) on June 5, 2002 settlement of any remaining balance, estimated at $27,983 as of June 30, 2002, in the form of common stock at an assigned value of $0.03 per share. As of June 30, 2002 no common stock has been issued to settle the estimated remaining balance of $27,983.


DIRECTORS,  EXECUTIVE  OFFICERS,  PROMOTERS  AND  CONTROL  PERSONS


DIRECTORS  AND  EXECUTIVE  OFFICERS

     The table below sets forth certain information with respect to our directors and executive officers as of August 30, 2002.

Name                      Age          Positions  with  the  Company
------                    ---          --------------------------

Scott  Gallagher           35           Chairman  of  the  Board of Directors,
                                        Chief  Executive  Officer and President

Linda  Ehlen               52           Chief  Financial  Officer

David  R.  Rasmussen       35           Director

W.  Scott  McBride         30           Director

James  H.  Gilligan        30           Director

     All directors hold office until the next annual meeting of stockholders and until their successors are elected. Officers are elected to serve, subject to the discretion of the Board of Directors, until their successors are appointed.


     SCOTT GALLAGHER. Mr. Gallagher has served on our board of directors since January 11, 2002. Since 1998, Mr. Gallagher has served as the president of About-Face Communications, LLC, a privately held business consulting firm located in Yardley, Pennsylvania. Prior to founding About-Face Communications, LLC, Mr. Gallagher was the chief investment officer and a general partner with the Avalon Investment Fund, a private hedge fund based in New York City. Prior to working for Avalon Investment Fund, Mr. Gallagher was a branch manager and founder of the Langhorne, Pennsylvania office for Scottsdale Securities, Inc., a national brokerage firm based in St. Louis, Missouri.

         LINDA EHLEN. Since 1995, Ms. Ehlen has served as the Chief Financial Officer of Casa Comieda, Inc., a company involved in the restaurant business. From 1981 to 1995, she was a controller for Livingston Oil Corp. Ms. Ehlen earned her Bachelor's Degree in Accounting from Monmouth University, Rutgers School of Government and Accounting.

     DAVID R. RASMUSSEN. Mr. Rasmussen has served on our board of directors since February 10, 2002. Mr. Rasmussen received a Bachelor's degree in Computer Technology from Rockhurst University in Kansas City Missouri. He has been in the IT (information Technology Field) since 1992. From 1997 through 2000 he worked as a program analyst for National Association of Insurance Commissions. Since 2000, Mr. Rasmussen has served as a Project leader for ERC, Inc, a subsidiary of General Electric (NYSE:GE). In his current position he is charged with providing IT solutions that enable business to drive core processes and grow profitable relationships.

     W. SCOTT MCBRIDE. Mr. McBride has served on our board of directors since February 10, 2002. Mr. McBride graduated from Western State College, in Gunnison Co. in 1995 with a BA in Political and Environmental Science. From 1995 to 1997 Mr. McBride was a partner in a New Jersey real estate development venture. From 1997 to 2000 Mr. McBride attended Monmouth University, in West Long Branch , New Jersey where he received a Master's Degree in Education. From January of 2000 through December of 2000 Mr. McBride worked with the firm Datek Online Brokerage Services, as a team technology leader in the customer service area. In January of 2001 Mr. McBride became a Security Information Technology (SIT) Consultant, providing a variety of services to companies and law enforcement agencies in the SIT Industry.

     JAMES H. GILLIGAN. Mr. Gilligan has served on our board of directors since February 10, 2002. From 1996 to 2001, Mr. Gilligan was employed at Kristensons-Petroleum, Inc. ("KPI") as a broker/trader. KPI services ship owners, marine fuel suppliers and a network of independent brokers and traders around the world. In September of 2001, Mr. Gilligan began working as an independent sales consultant for Digital Descriptor Systems, Inc., a security/biometric company. Mr. Gilligan earned his BA in Liberal Arts from West Virginia University in Morgantown, West Virginia and his Associates in Liberal Arts from Brookdale Community College, in Lincroft, New Jersey.

Involvement  In  Certain  Legal  Proceedings

      We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

Executive  Compensation
----------------------

     The following table presents a summary of the compensation paid to our Chief Executive Officer during the last three fiscal years. No other executive officer received compensation in excess of $100,000 during 2001. Except as listed below, there are no bonuses, other annual compensation, restricted stock awards or stock options/SARs or any other compensation paid to the executive officers.

                           Summary Compensation Table

                                                                 Long-term
                                   Annual Compensation          Compensation
                                ---------------------------   ------------------
                                                Other Annual  Securities
Name and Position                Year  Salary   Compensation  Underlying Options
-------------------------------  ----  ------   ------------  ------------------

LeRoy Landhuis,                  2000  $19,750   $117,844(1)         -0-(2)
 Chairman of the Board and       2001      -0-   $226,672(3)         -0-(2)
 Chief Executive Officer(*)

----------------------------------------

(*) Mr. Landbuis is no longer our Chairman and Chief Executive Officer.

     (1) Represents compensation for services pursuant to a consulting agreement which was paid in the form of 315,201 shares of common stock valued at $.373869 per share. For additional amounts deemed paid to the officer in the form of
discounted   securities.

     (2) Excludes  warrants to produce 1,036,000  shares of our common stock.

     (3) Includes 782,222 shares of common stock valued at $220,000 pursuant to a consulting agreement with the named executive officer and 142,500 shares of common stock valued at $6,672 issued pursuant to a registration rights agreement with the named executive officer.

Compensation  Agreements
-----------------------

     Effective January 11, 2002, Mr. Gallagher executed an executive employment agreement with us pursuant to which he was appointed our Chairman of the Board and chief executive officer. The agreement provides him a base salary of $100,000 per year, the opportunity for bonuses based on our financial performance, 1,200,000 shares of our common stock and the right to participate in benefit programs maintained for its other employees. The agreement covers the period through the end of 2004, subject to earlier termination. The Agreement provides that we may terminate his employment with "cause," as defined therein. In the event that his employment is terminated without cause, we must pay him for the balance of the original term.

     Directors are not currently compensated, except as noted above for Mr. Landhuis, although each is entitled to be reimbursed for reasonable and necessary expenses incurred on our behalf. We reserve the right to enter into compensation arrangements with the directors in the future.

     There were no stock options granted for services to the named executive officers in fiscal year 2001 and there were no stock options exercised by any of the named executive officers in fiscal year 2001.

     The following table is a summary of the value of the options granted to named executive officers as of fiscal year end 2001, based upon the latest average trading price of our stock.

                          Fiscal  Year  End  Option  Value

                           Number  of  Shares
                           Underlying  Unexercised      Value  of  Unexercised
                           Options  at  FY-End           Options  at  FY-End
                           Exercisable                 Exercisable/Unexercisable
                           ----------------------      -------------------------

Roger  K.  Burnett           200,000                        $0(1)
Joseph  F.  DeBerry          200,000                        $0(1)

----------------------------------------

     (1) Based upon the last sales price of our common stock on December 31, 2001.


Stock  Option  Plan
------------------

     We have adopted a Non-Qualified Stock Option and Stock Grant Plan (the "Plan") for the benefit of key personnel and others providing significant services to us. An aggregate of 2,500,000 shares of our common stock have been reserved for issuance under the Plan, as amended.

     The Plan is administered by our Board of Directors, which selects recipients of any stock options or grants, the number of shares and the terms and conditions of any options or grants to key persons defined in the Plan. In determining the value of services rendered to us for purposes of awards under the Plan, the Board considers, among other things, such person's employment position and relationship with us, his duties and responsibilities, ability, productivity, length of service or association, morale, interest in our company, recommendation by supervisors and the value of comparable services rendered by others in the community. All options granted pursuant to the Plan are exercisable at a price not less than the fair market value of the shares of common stock on the date of grant.

     In 2001, no options were granted under the Plan. We have options outstanding to purchase a total of 598,000 shares of our common stock at exercise prices ranging from $.81 per share to $2.75 per share.


         SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT

     The following table sets forth certain information as of the date of this Report regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose. Beneficial ownership also includes that number of shares, which an individual has the right to acquire within 60 days (such as stock options) of the date this table was prepared. Two or more persons may be considered the beneficial owner of the same shares. In the registration statement of which this prospectus is a part, "voting power" is the power to vote or direct the voting of shares, and "investment power" includes the power to dispose or direct the disposition of shares. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.

     The shareholders listed below have sole voting and investment power. The address of each of the beneficial owners is 301 Oxford Valley Road, Yardley, Pennsylvania 19067, unless otherwise indicated. All ownership of securities is direct ownership unless otherwise indicated.

                                       Number  of                  Percent  of
            Name                        Shares                Voting  Securities
--------------------------------       ----------             -----------------

Officers  and  Directors:

Scott  Gallagher                        4,281,618                      34.8%

Linda  Ehlan                                  -0-                        -0-

David  R.  Rasmussen                          -0-                        -0-

W.  Scott  McBride(2)                         -0-                        -0-

James  H.  Gilligan                           -0-                        -0-

All  Officers  and  Directors
as  a  Group  (5  persons)              4,218,618                      34.8%


5%  Beneficial  Owners:

LeRoy  Landhuis(3)                      6,471,311                     49.2%
212  N.  Wahsatch  Avenue,
Suite  301
Colorado  Springs,  CO  80903

----------------------------
(1) Based upon 12,099,284 shares of our common stock outstanding as of August 30, 2002.

(2) Such figure does not include 300,000 shares of our common stock which were sold in August 2002 to Scott McBride, one of our directors, which shares have not yet been physically delivered by our transfer agent to Mr. McBride. If such shares were issued, Mr. McBride would own 2.5 percent of our outstanding shares of common stock.

(3) Includes warrants for 1,036,000 shares of Common Stock, exercisable immediately for an exercise price of $1.50 per share, and expiring on April 19, 2010.

CERTAIN  RELATIONSHIPS  AND  RELATED  TRANSACTIONS

     To the best of management's knowledge, other than as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

Transactions  with  LeRoy  Landhuis
--------------------------------

     During the year ended December 31, 2001, we issued a total of 924,722 shares of our common stock to LeRoy Landhuis, our former Chairman and Chief Executive Officer and currently the owner of greater than five percent of our common stock. Of that amount, 782,222 shares were issued for consulting services valued at $220,000 and 142,500 shares valued at $6,672 were issued in satisfaction of our obligation pursuant to a registration rights agreement. We negotiated the number of shares issued in connection with the consulting services with Mr. Landhuis prior to his becoming an officer and director, and the number of shares was based on a discount from the public trading price of our common stock on December 31, 2001. We negotiated the number of shares in connection with the registration agreement at the time the shares were issued; this amount was based on the fair market value of the common stock at the time of the transaction and the perceived value of the opportunity foregone by Mr. Landhuis.

     During the years ended December 31, 2000 and 2001, we occupied facilities in space leased from an affiliate of Mr. Landhuis. The rent paid pursuant to this arrangement for those two years was $193,744, based on the value assigned to the stock that we issued to Mr. Landhuis in exchange for the rent.

     Effective April 19, 2000, we issued 3,594,256 shares of our common stock in a private placement to Mr. Landhuis. The aggregate proceeds from the private placement was $1,343,780, based upon the value of the stock as originally negotiated by the parties ($.37 per share), consisting of $1,000,000 in cash; payment of rent valued at $193,744 for our office facilities for a two year term; office equipment and improvements valued at $32,192; and consulting services valued at $117,844. Mr. Landhuis was a minority shareholder in our company prior to the transaction. As part of that transaction, we granted a warrant to Mr. Landhuis to acquire up to 1,036,000 shares of our common stock at an exercise price of $1.50 per share, effective until April 19, 2010.

     We entered into an agreement with Mr. Landhuis, effective August 18, 2000 whereby we agreed to indemnify Mr. Landhuis for any tax liabilities Mr. Landhuis incurs for income in excess of amounts agreed upon in his prior agreements with us. During 2000, Mr. Landhuis made a short term loan to us in the amount of $65,685 for payroll, accounts payable, merchandise and travel expenses. The loan was repaid prior to year end with interest in the amount of $1,585. Also during 2001 and 2000, $5,936 and $16,065 was paid to the Landhuis Brokerage and Management Co. for consulting services and office support services provided to us. The Landhuis Brokerage and Management Co. was also reimbursed $12,621 for travel expenses incurred on our behalf. Finally, during 2000, $30,000 was reimbursed to Mr. Landhuis for legal fees incurred regarding Mr. Landhuis's acquisition of our stock and other related transactions.

     In August we sold 300,000 shares of our common stock to one of our directors, W, Scott McBride, at a purchase price of $.05 per share for an aggregate purchase price of 15,000. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.


                            SELLING  STOCKHOLDERS

     We are registering for offer and sale by the holders thereof 11,000,000 shares of our common stock held by certain stockholders which include up to 10,175,000 shares that may be issued to Dutchess pursuant to our Equity Line Agreement and 825,000 shares of our common stock currently outstanding.

     The selling stockholders may offer their shares for sale on a continuous basis pursuant to Rule 415 under the 1933 Act. None of the following selling stockholders has held any position or office with us, nor has had any other material relationship with us in the past three years, other than in connection with transactions pursuant to which the selling stockholders acquired shares of our common stock. None of the selling stockholders are or are affiliates of broker-dealers. All Dutchess' investment decisions are made by Dutchess Capital Management, LLC of which Michael A. Novielli and Douglas H. Leighton are the managing members.

     Based on information provided to us by the selling stockholders, the following table sets forth certain ownership and registration information regarding the shares held by each person who is a selling stockholder.

                                 Number of
                                  Shares                        Number of
                               Beneficially     Number of     shares owned      Percent
                                owned prior    shares being     after the    Beneficially
                                  to the        registered      offering      owned after
Name                           offering (1)   under offering(2)    (3)        offering(3)
-----------------------------  -------------  --------------  -------------  ------------


Dutchess Private Equities       11,025,000       10,900,000(4)    125,000          1%
Fund, L.P
312 Stuart St., 3rd Floor
Boston, MA 02116

Seth A. Farbman, Esq.
301 Eastwood Road
Woodmere, NY 11598                100,000          100,000            0             0

(1) We cannot predict the actual number of shares of common stock that will be issued pursuant to the equity line of credit, in part, because the purchase price of the shares under the equity line of credit will fluctuate based on prevailing market conditions and we have not determined the total amount of advances under the equity line of credit that we intend to draw. Therefore, the number of shares of common stock registered in connection with the equity line of credit is based on our good-faith estimate of the maximum number of shares that we are authorized to issue together with the current market prices of our common stock. The number of shares of common stock available under the equity line of credit may be increased by any unused shares of common stock available under the equity line of credit.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933.

     Under the terms of our equity line of credit investment agreement we may only put shares to Dutchess only to the extent that the number of shares of common stock issuable pursuant to such securities, together with the number of shares of common stock owned by Dutchess and its affiliates would not exceed 4.9% of the then outstanding common stock as determined in accordance with Section 13(d) of the Exchange Act.

(3) Such figure assumes the sale of all of the shares offered by the selling stockholders.

(4) Such figure includes 725,000 shares of our common stock currently held by the named selling stockholder and up to 10,175,000 shares of our common stock issuable to Dutchess pursuant to our equity credit line investment agreement.

                            PLAN  OF  DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

- on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

-     in  privately-negotiated  transactions;

-     through  the  writing  of  options  on  the  shares;

-     any  combination  thereof.

The  sale  price  to  the  public  may  be:

-     the  market  price  prevailing  at  the  time  of  sale;

-     a  price  related  to  such  prevailing  market  price;

-     at  negotiated  prices;  or

-     such  other price as the selling stockholders determine from time to time.

     The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker/dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed "underwriters" as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into such an agreement or agreements, the relevant details will be set forth in a supplement or revisions to this prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. The provisions of Regulation M may restrict certain activities of Dutchess, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Under Regulation M, Dutchess or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while Dutchess is distributing shares covered by this prospectus. Accordingly, except as noted below, Dutchess is not permitted to cover short sales by purchasing shares while the distribution is taking place. Dutchess can cover any short positions only with shares received from us under the Equity Line of Credit. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

     Dutchess is an underwriter within the meaning of the Securities Act of 1933 in connection with the sale of common stock under our equity line of credit agreement. Dutchess will purchase stock from us at a purchase price of 92% of the average of the three (3) lowest closing bid prices of our common stock during ten (10) trading day pricing period after a put notice is present by us to Dutchess The 8% percent discount on the purchase of the common stock to be received by Dutchess will be an underwriting discount.

Amendment  and  Supplementation  Necessitated  by  Future  Sales.

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

     If a selling stockholder enters into an underwriting agreement, the relevant details will be set forth in a post-effective amendment to the registration statement, rather than a prospectus supplement.


OTHER  INFORMATION  REGARDING  FUTURE  SALES

     In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

     We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or re-allowed or paid to any dealer, and the proposed selling price to the public. In addition, upon being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a prospectus supplement will be filed and distributed.

PAYMENT  OF  EXPENSES

     We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.


                            DESCRIPTION  OF  SECURITIES

Authorized  Capital

     The total number of our authorized shares of common stock is twenty five million (25,000,000) with a par value of $.001 per share. We are authorized to issue 150,000 shares of our 10% Convertible preferred stock, Series A, $0.01 of which 50,000 shares are issued and outstanding and 4,850,000 undesignated preferred shares, par value $.01 per share, of which no shares are issued or outstanding. The following description of our securities is qualified in its entirety by reference to our Articles of Incorporation and Articles of Amendment to the Articles of Incorporation, copies of which are available upon request to us.

Common  Stock

     Our Articles of incorporation authorizes the issuance of 25,000,000 shares of common stock, $.001 value per share, of which 12,099,284 shares are issued and outstanding as of August 30, 2002.

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by our Board of Directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

     Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Noncumulative  Voting

     Each holder of common stock is entitled to one vote per share on all matters on which such stockholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Preferred  Stock

     Our Articles of Incorporation and Articles of Amendment to the Articles of Incorporation vest our Board of Directors with authority to divide our preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by the laws of the State of Colorado and the Articles of Incorporation in respect to, among other things, (i) the number of shares to constitute such series and the distinctive designations thereof; (ii) the rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (iii) whether preferred stock may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (iv) the liquidation preferences payable on Preferred stock in the event of involuntary or voluntary liquidation; (v) sinking fund or other provisions, if any, for redemption or purchase of preferred Stock; (vi) the terms and conditions by which preferred stock may be converted, if the preferred stock of any series are issued with the privilege of conversion; and (vii) voting rights, if any.

     As of the date of filing this Registration Statement, a total of 150,000 shares were designated Series A Preferred Stock, of which 50,000 are issued and outstanding. All of those shares have an issue price and preference on liquidation equal to $1.00 per share. The Series A Preferred Shares accrue dividends at the rate of 10% per annum during the first two years following issuance, which dividend is payable in cash and is cumulative. During the third through fifth year in which the Series A Preferred Shares are outstanding, the holders are entitled to 3.75% of our net profits, also payable in cash. We may redeem this preferred stock at any time following notice to the holder for an amount equal to the issue price, plus any accrued but unpaid dividends.

     The Series A Preferred Shares are convertible into shares of our common stock at the option of the holder on a one for one basis at any time up to the fifth anniversary of the issuance. On the fifth anniversary, the Series A Preferred Shares automatically convert into shares of our common stock. The conversion rate is subject to adjustment in certain events, including stock splits and dividends. Holders of our preferred stock are entitled to one vote for each share held of record. Holders of the preferred stock vote with holders of the common stock as one class.

     We also have 4,850,000 undesignated shares of our preferred stock, $0.01 par value, authorized of which no shares are issued or outstanding.

Stock  Options

     We have a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), which we adopted in July 1997. Under our Plan, our Board of Directors has reserved 2,500,000 shares of our common stock that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years. We currently have options outstanding to purchase 598,000 shares of our common stock at exercises prices ranging from $.81 per share to $2.75 per share.

Warrants

     We currently have warrants outstanding to purchase an aggregate of 1,036,000 shares of our common stock at an exercise price of $1.50 per share. Such warrants expire on April 19, 2010.

Penny  Stock  Regulation

     If the market price of the our common stock, if a market for its common stock develops and is maintained, is or falls below $5.00 per share, then our common stock may be considered "penny stock". Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchange or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure scheduled prescribed by the commission related to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities.

Reports  to  Stockholders

     We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we deem appropriate.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act,  and  will  be  governed  by  the  final  adjudication  of  such  issue.

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

         We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov.

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intend to file reports and other information with the Commission. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to FTS Apparel, Inc., Attention: Mr. Scott Gallagher, 301 Oxford Valley Road, Yardley, Pennsylvania 19067 or call us at
(215)  369-9979.

                                LEGAL  MATTERS

     The legality of the shares of common stock offered in this prospectus will be passed upon for us by the law offices of Seth A. Farbman, P.C., New York. We issued, as partial payment for legal services, 100,000 shares of our common stock to Seth A. Farbman.

                                  EXPERTS

     The financial statements of FTS Apparel, Inc. at December 31, 2001 and for each of the two years then ended with notes thereto appearing in this Prospectus and Registration Statement have been audited by Stark Winter Schenkein & Co.,
LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                                FTS Apparel, Inc.
                                Table of Contents

                                                                   Page
                                                                   ----

Report of Independent Auditors                                       F-1

Balance Sheet                                                        F-2

Statements of Operations                                             F-3

Statement of Changes in Stockholders' Equity                         F-4

Statements of Cash Flows                                             F-5

Notes to Financial Statements                                     F-6 - F-14

STARK WINTER SCHENKEIN & CO., LLP
--------------------------------------------------------------------------------
                                                    Certified Public Accountants
                                                           Financial Consultants


                         REPORT OF INDEPENDENT AUDITORS


Shareholders and Board of Directors
FTS Apparel, Inc.

We have audited the accompanying balance sheet of FTS Apparel, Inc. as of December 31, 2001, and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FTS Apparel, Inc. as of December 31, 2001, and the results of its operations, and its cash flows for the years ended December 31, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Denver, Colorado
April 22, 2002


/s/ Stark Winter Schenkein & Co., LLP
-------------------------------------
Stark Winter Schenkein & Co., LLP


     7535 East Hampden Avenue, Suite 109         o Denver, Colorado 80231
                       o (303) 694-6700 Fax (303)694-6761

                                FTS APPAREL, INC.
                                  BALANCE SHEET
                                DECEMBER 31, 2001


                                     ASSETS

CURRENT ASSETS
      Cash - restricted                                          $    44,236
      Other current assets                                            19,682
                                                                 -----------
                 Total current assets                            $    63,918
                                                                 ===========



                 LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
      Accounts payable and accrued expenses                      $     2,101
      Accounts payable - related party                                 2,357
                                                                 -----------
                 Total current liabilities                             4,458
                                                                 -----------

STOCKHOLDERS' EQUITY
      10% Convertible preferred stock, Series A, $0.01
        par value, 150,000 shares authorized, 50,000
        shares issued and outstanding                                 50,000
      Preferred stock, $0.01 par value, 4,850,000 undesignated
        shares authorized, none issued or outstanding                   --
      Common stock, $0.001 par value, 25,000,000 shares
        authorized, 8,645,951 shares issued
        and outstanding                                                8,646
      Additional paid in capital                                   4,254,462
      Accumulated (deficit)                                       (4,253,648)
                                                                 -----------

                                                                      59,460
                                                                 -----------

                                                                 $    63,918
                                                                 ===========

 The notes to the financial statements are an integral part of these statements

                            FTS APPAREL, INC.
                         STATEMENTS OF OPERATIONS



                                                   YEAR ENDED     YEAR ENDED
                                                  DECEMBER 31,   DECEMBER 31,
                                                      2001          2000
                                                  -----------    -----------

 REVENUES
       Sales of merchandise                       $   568,953    $ 1,327,464
       Advertising and promotion income                 7,893          6,860
       Trade agreements                                  --           25,960
                                                  -----------    -----------

                                                      576,846      1,360,284

 COST OF GOODS SOLD                                   645,824      1,043,416
                                                  -----------    -----------

 GROSS PROFIT (LOSS)                                  (68,978)       316,868

 GENERAL AND ADMINISTRATIVE EXPENSES                1,101,127      1,643,727
                                                  -----------    -----------

 (LOSS) FROM OPERATIONS                            (1,170,105)    (1,326,859)
                                                  -----------    -----------

OTHER INCOME (EXPENSE)
      Interest income                                   3,207         11,179
      Interest expense                                 (1,256)       (12,750)
                                                  -----------    -----------

                                                        1,951         (1,571)
                                                  -----------    -----------

NET (LOSS)                                         (1,168,154)    (1,328,430)

PREFERRED DIVIDENDS                                      --           (1,411)
                                                  -----------    -----------

NET (LOSS) APPLICABLE TO COMMON STOCK             $(1,168,154)   $(1,329,841)
                                                  ===========    ===========

PER SHARE INFORMATION:

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
      (BASIC AND DILUTED)                           8,598,451      6,807,656
                                                  ===========    ===========

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED)   $     (0.14)   $     (0.20)
                                                  ===========    ===========

The notes to the financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                      (Table Split - see below - continued)

                                                        Number of   Number of
                                                        Preferred   Common      Preferred  Common
                                                        Shares       Shares     Stock      Stock
                                                        ---------   ---------   ---------  ------

Balance, December 31, 1999                                 50,000   3,939,722   $ 50,000   $3,940

      Stock issued for services and fixed assets             --     1,106,773       --      1,106

      Stock issued for cash                                  --     2,674,734       --      2,675

      Preferred dividends declared                           --          --         --       --

      Net (loss) for the year ended December 31, 2000        --          --         --       --
                                                        ---------   ---------   --------   ------

Balance, December 31, 2000                                 50,000   7,721,229     50,000    7,721

      Subscribed stock issued                                --       105,000       --        105

      Stock issued for services                              --       819,722       --        820

      Net (loss) for the year ended December 31, 2001        --          --         --       --
                                                        ---------   ---------   --------   ------

Balance, December 31, 2001                                 50,000   8,645,951   $ 50,000   $8,646
                                                        =========   =========   ========   ======


                                FTS APPAREL, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 2001 AND 2000
                            (Table Split - continued)


                                                                 Additional                   Total
                                                                 Paid-in       Accumulated    Stockholders'
                                                                 Capital         Deficit        Equity
                                                                 ----------    -----------    -----------

Balance, December 31, 1999                                       $2,034,632    $(1,755,653)   $   332,919

      Stock issued for services and fixed assets                    996,758           --          997,864

      Stock issued for cash                                         997,325           --        1,000,000

      Preferred dividends declared                                     --           (1,411)        (1,411)

      Net (loss) for the year ended December 31, 2000                  --       (1,328,430)    (1,328,430)
                                                                 ----------    -----------    -----------

Balance, December 31, 2000                                        4,028,715     (3,085,494)     1,000,942

      Subscribed stock issued                                          (105)

      Stock issued for services                                     225,852           --          226,672

      Net (loss) for the year ended December 31, 2001                  --       (1,168,154)    (1,168,154)
                                                                 ----------    -----------    -----------

Balance, December 31, 2001                                       $4,254,462    $(4,253,648)   $    59,460
                                                                 ==========    ===========    ===========


The notes to the financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                            STATEMENTS OF CASH FLOWS
                                                              YEAR ENDED     YEAR ENDED
                                                             DECEMBER 31,   DECEMBER 31,
                                                                2001           2000
                                                             -----------    -----------
OPERATING ACTIVITIES
         Net (loss)                                          $(1,168,154)   $(1,328,430)
         Adjustments to reconcile net (loss) to net cash
             (used in) operating activities:
                 Amortization and depreciation                    32,822         11,695
                 Stock issued or subscribed for services,
                    contracts, and trade agreements              226,672        249,501
                 Amortization of non-cash prepaid
                    expenses                                     304,728        481,178
                 Write-down of inventory                         111,979           --
                 Loss on sale of property and equipment           (2,662)          --
         Changes in:
             Accounts receivable                                  89,165         (6,716)
             Inventory                                           176,718       (126,917)
             Prepaid expenses                                       --          128,928
             Deposits                                             11,782         (8,665)
             Accounts payable and accrued expenses               (66,799)           216
             Accounts payable - related party                      1,971           --
             Deferred income - trade agreements                     --          (21,520)
                                                             -----------    -----------
                 Net cash (used in) operating activities        (281,778)      (620,730)
                                                             -----------    -----------

INVESTING ACTIVITIES
     Acquisition of fixed assets                                    --          (10,532)
                                                             -----------    -----------
                   Net cash (used in) investing activities          --          (10,532)
                                                             -----------    -----------

FINANCING ACTIVITIES
     Common stock issued, net of offering costs                     --        1,000,000
     Proceeds from note payable                                     --          724,558
     Proceeds from officer loan                                     --           65,685
     Proceeds from note payable - related party                     --             --
     Payments on note payable                                       --         (724,558)
     Payments on officer loan                                       --          (65,685)
     Payments on note payable - related party                       --          (42,000)
     Preferred dividends paid                                     (1,411)        (5,000)
                                                             -----------    -----------
                 Net cash provided by financing activities        (1,411)       953,000
                                                             -----------    -----------

                           Net increase (decrease) in cash      (283,189)       321,738

CASH AT BEGINNING OF YEAR                                        327,425          5,687
                                                             -----------    -----------

CASH AT END OF YEAR                                          $    44,236    $   327,425
                                                             ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for:
         Interest                                            $     1,256    $    12,750
                                                             ===========    ===========
         Income taxes                                        $      --      $      --
                                                             ===========    ===========

SUPPLEMENTAL DISCLOSURE OF SIGNIFICANT NON-CASH
FINANCING AND INVESTING ACTIVITIES

During the year ended December 31, 2000, the Company issued 469,597 shares of common stock for the following assets:

     Prepaid rent                                            $      --      $   193,744
     Prepaid consulting                                             --          522,427
     Property and equipment                                         --           32,192
                                                             -----------    -----------
                                                             $      --      $   748,363
                                                             ===========    ===========

The notes to the financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

Note 1 - Organization and Summary of Significant Accounting Policies

Organization

FTS Apparel, Inc. (the Company) was incorporated under the laws of the State of Colorado. The Company's primary purpose has been the development, marketing, and distribution of clothing apparel bearing the FTS (Flip the Switch) insignia. Subsequent to December 31, 2001, the Company experienced changes in control and operations (see Note 8).

Use of Estimates


The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considered demand deposits and highly liquid-debt instruments purchased with a maturity of three months or less to be cash equivalents.

Inventory

Inventories are stated at the lower of cost or market using the average cost method. The Company's evaluates the net realizable value of inventory on a quarterly basis. For the year ending December 31, 2001, the Company has recorded a loss on write-down of inventory of $111,979, which is included in cost of goods sold.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over the asset's estimated economic life, ranging from 3 to 10 years. Subsequent to December 31, 2001, the Company entered into a lease settlement agreement (See Note 8) in which all assets were given to the landlord as partial satisfaction of a lease obligation. The net book value of property and equipment of $19,682 is included in other current assets.

Depreciation expense for the years ended December 31, 2001 and 2000 was $30,063 and $9,851, respectively.

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable and accrued expenses. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property, plant and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgement is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

Revenue Recognition

Net revenues from wholesale product sales are recognized upon the transfer of title and risk of ownership to customers. Allowances for estimated returns, discounts and doubtful accounts are provided when sales are recorded. Shipping and handling costs are included in cost of sales.

The Company recognizes revenue from advertising and promotion income as the requisite services are provided.

Advertising Costs

Advertising is expensed as incurred. Advertising costs expensed during the years ended December 31, 2001 and 2000 were $ - and $138,312, respectively.

Segment information

The Company  follows  Statement of Financial  Accounting  Standards  (SFAS) 131,
"Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


Net Loss Per Common Share

The Company follows SFAS 128, "Earnings Per Share". Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive common share equivalents outstanding. During the periods when they are anti-dilutive, common stock equivalents, if any, are not considered in the computation.

Stock-Based Compensation

The Company accounts for stock based compensation in accordance with SFAS 123, "Accounting for Stock-Based Compensation." The provisions of SFAS 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" (APB 25) but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

The Company has issued its common stock as compensation to non-employees. The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of shares to be issued for performance, or (2) the date at which the non-employees' performance is complete.

Recent Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued SFAS 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on its financial statements.

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


In July 2001, the FASB issued SFAS 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

     In August 2001, the FASB issued SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

Note 2 - Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern. However, the Company has sustained substantial recurring losses, aggregating $1,168,154 in 2001 and $1,328,430 in 2000.

The Company's ability to continue as a going concern is contingent upon its ability to attain profitable operations and obtain capital. The Company intends to raise capital through the sale of equity securities and/or the solicitation of short term financing. However, the Company has no firm commitments for either the sale of equity securities or debt financing.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Note 3 - Stockholders' Equity

The Company has authorized 30,000,000 shares of stock, of which 25,000,000 shares are $.001 par value common stock and 5,000,000 shares are $.01 par value preferred stock. The Board of Directors is authorized to divide the class of preferred shares into series and to fix and determine the relative rights and preferences of those shares.

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


In April 1998 the Company authorized the issuance of 150,000 shares of Series A Voting Convertible Cumulative Preferred Stock for $1 per share. The Series A Convertible Preferred Stock paid senior preferential fixed dividends at the rate of 10% per annum until April 2000. From May 2000 through April 2003, the dividend is calculated at 3.75% of the "net profits" of the Company and payable annually on or before 90 days from the closing of the Company's fiscal year. Each share of Series A Convertible Preferred Stock is convertible into one common stock share at the option of the holder. The Series A Convertible Preferred Stock automatically converts to common stock in April 2003.

During the year ended December 31, 2000, the Company issued 1,106,773 shares of common stock for services and assets valued at $997,864 ($.25 to $1.38 per share). The values ascribed to the common stock corresponded with the fair market value of the common shares on the respective dates the Company agreed to issue the shares.

During the year ended December 31, 2000, the Company sold 2,674,734 shares of common stock for cash of $1,000,000. The shares were sold at a discount to the fair market value as quoted on the OTC Bulletin Board of 30% to account for the shares being restricted pursuant to Rule 144 of the Securities Act of 1933.

During January 2001, the Company issued 782,222 shares of common stock related to consulting services to be provided by the Chief Executive Officer. The value of the consulting services is stipulated to be $220,000. Per the consulting agreement, the shares were valued at 75% of the average bid and ask price of the common stock on December 31, 2000, which approximates the discount that would have been applied due to the shares being restricted per Rule 144 of the Securities Act of 1933.

During April 2001, the Company issued 142,500 shares of common stock related to a stock purchase agreement with the Chief Executive Officer in which the Company agreed to issue 12,500 shares every month until a Registration Statement was filed. The parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares. Of the 142,500 shares issued during 2001, 105,000 were earned and subscribed as of December 31, 2000. The remaining 37,500 shares were earned during the year ended December 31, 2001.

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

Note 4 - Stock Options

The Company has a Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), adopted in July 1997. Under the Company's Plan, the Company's Board of Directors has reserved 2,500,000 shares that may be granted at the Board of Directors' discretion. No option may be granted after July 27, 2007 and the maximum term of the options granted under the Plan is ten years.

The effect of applying SFAS 123 on pro forma net (loss) as stated below is not necessarily representative of the effects on reported net income (loss) for future years due to, among other things, the vesting period of the stock options and the fair value of additional stock options in future years. Had compensation cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards under the plans consistent with the methodology prescribed under SFAS 123, the Company's net (loss) would have been $1,340,040, or $.19 per share, for 2000. The Company did not grant any stock options during 2001. The fair values of the options granted during 2000 was $1.08 on the date of grant using the Black-Scholes option pricing model with the following assumptions: no dividend yield, volatility of 105%, a risk-free interest rate of 6.00%, and expected lives of 10 years from date of vesting.

Changes in options outstanding under the plan are summarized as follows:

                                         Number of        Weighted
                                          Shares          Average
                                                       Exercise Price
                                         ---------       ---------
Outstanding at December 31, 1999         1,036,000       $   1.50
Granted                                     14,000           1.44
Exercised                                     --               --
Forfeited                                     --               --

Outstanding at December 31, 2000         1,050,000           1.50
                                         ---------       ---------
Granted                                       --              --
Exercised                                     --              --
Forfeited                                 (452,000)          1.50
                                         ---------       ---------
Outstanding at December 31, 2001           598,000         $ 1.50
                                         =========       =========

The exercise price for all options is at or above the market value of the common stock as of the date of grant.

The following table summarizes information about fixed price stock options:

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


                                                Outstanding and     Exercisable
                                                    Weighted         Weighted
                                                    Average           Average
                                  Number          Contractual         Exercise
          Exercise Prices       Outstanding          Life              Price
          ---------------       -----------     ---------------    ------------
           $0.81 - $1.38            4,000         7.1 years            $1.14
           $1.50 - $2.75        1,044,000         7.7 years            $1.50

Note 5 - Stock Warrants

The following details the warrants outstanding as of December 31, 2001:

                                    Underlying        Exercise
                                      Shares            Price
                                    ---------          -------
Warrant issued during 2000          1,036,000          $1.50

The warrant was issued to the Chief Executive Officer of the Company. The Warrant expires on April 19, 2010. At December 31, 2001, the Company had reserved 1,036,000 shares of common stock for stock warrants.

Note 6 - Income Taxes

The Company accounts for income taxes under SFAS 109, "Accounting for Income Taxes", which requires use of the liability method. SFAS 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Reconciliation of the Federal statutory income tax rate of 34% to the effective rate is as follows:

          Federal statutory income tax rate                  34.00 %
          State taxes, net of federal benefit                 4.95 %
          Valuation allowance                               (38.95)%
                                                            ----------
                                                                -- %
                                                            ==========

The tax effects of temporary differences and net operating losses that give rise to significant portions of deferred tax assets and liabilities consisted of the following:


             Reconciling items:

             Net operating loss carryforward        $ 1,413,000
             Less valuation allowance                (1,413,000)
                                                    -----------
             Net deferred tax asset                 $       --
                                                    ===========

The net operating loss carry forward of approximately $3,623,000 will expire through 2021.

                                FTS APPAREL, INC.
                        NOTES TO THE FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


The net change in valuation allowance for the year ended December 31, 2001 was $617,000.

Note 7 - Related Party Transactions

The Company was the recipient of legal services from a shareholder. The Company incurred expenses of $24,841 and $16,218 related to these services for the years ended December 31, 2001 and 2000, respectively.

On April 19, 2000, the Company issued 3,594,256 shares of common stock and a stock warrant (See Note 5) in exchange for cash, fixed assets, office rent and consulting services. The agreement also requires the Company to file a Registration Statement for the shares issued and to issue 12,500 shares of common stock per month until the filing of a Registration Statement. Subsequent to the year ended December 31, 2000, the parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares.

During 2000, an officer of the Company provided a short-term operating loan for $65,685. The note was repaid, with interest of $1,585, during 2000.

In prior years, the Company entered into promissory note agreements for $42,000 with two members of the board of directors. The principal, plus interest of $2,850, was paid during 2000.

Note 8 - Subsequent Events

The Company entered into a lease settlement agreement with a related party whereby, for forgiving a one-year lease obligation for office space, he would receive the following: (i) all cash on hand at January 5, 2002, (ii) assignment of all equipment and inventory remaining in the office, (iii) assignment of all uncollected accounts receivable as of January 5, 2002, (iv) issuance of 433,333 shares of common stock, (v) accrual of interest on the remaining balance at the rate of 12%, and (vi) settlement of any remaining balance in the form of common stock at an assigned value of $0.03 per share. Any difference between the fair market value of the common stock and the assigned value will be recorded as an expense. The Company anticipates issuing approximately 935,000 shares of its' common stock to satisfy the remaining balance.

Effective January 11, 2002, the Company experienced a change in control, in which the Board of Directors appointed a new Chairman and Chief Executive Officer. In connection with the change in control, the Company has decided to explore opportunities outside of the apparel industry. However, the Company does not anticipate abandoning their traditional business.

During January 2002, the Company agreed to issue 2,070,000 shares of its common stock related to employment agreements and services to be provided.

                                FTS APPAREL, INC.
                                  JUNE 30, 2002
                                   (UNAUDITED)

                                FTS APPAREL, INC.
                                  BALANCE SHEET
                                  JUNE 30, 2002
                                   (UNAUDITED)


                                     ASSETS

CURRENT ASSETS
      Cash                                                          $       380
                                                                    ===========



                    LIABILITIES AND STOCKHOLDERS' (DEFICIT)

CURRENT LIABILITIES
      Accounts payable and accrued expenses                         $     9,101
      Accounts payable and accrued expenses - related parties            95,588
      Operating advances from officer                                     6,284
      Lease settlement payable                                           27,983
                                                                    -----------

                 Total current liabilities                              138,956
                                                                    -----------


STOCKHOLDERS' (DEFICIT)
      10% Convertible preferred stock, Series A, $0.01 par value,
        150,000 shares authorized, 50,000 shares issued
        and outstanding                                                  50,000
      Preferred stock, $0.01 par value, 4,850,000 undesignated
        shares authorized                                                  --
      Common stock, $0.001 par value, 25,000,000 shares
        authorized, 11,149,284 shares issued and outstanding             11,149
      Additional paid in capital                                      4,522,292
      Deferred compensation                                            (160,000)
      Accumulated (deficit)                                          (4,562,017)
                                                                    -----------

                                                                       (138,576)
                                                                    -----------

                                                                    $       380
                                                                    ===========

   The notes to financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                            STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                THREE MONTHS ENDED              SIX MONTHS ENDED
                                                           -----------------------------   -----------------------------
                                                           JUNE 30, 2002   JUNE 30, 2001   JUNE 30, 2002   JUNE 30, 2001
                                                           ------------    ------------    ------------    ------------
 REVENUES
     Sales of merchandise                                  $       --      $    212,897    $       --      $    330,940
     Trade agreements                                              --             1,235            --             4,665
                                                           ------------    ------------    ------------    ------------
                                                                   --           214,132            --           335,605

 COST OF GOODS SOLD                                                --           224,222            --           318,137
                                                           ------------    ------------    ------------    ------------

 GROSS PROFIT                                                      --           (10,090)           --            17,468
                                                           ------------    ------------    ------------    ------------

 GENERAL AND ADMINISTRATIVE EXPENSES
     Settlement of lease obligation                                --              --           135,234            --
     Non-cash stock compensation                                   --              --            52,000            --
     Selling, general and administrative expenses                68,909         283,555         121,135         649,435
                                                           ------------    ------------    ------------    ------------
                                                                 68,909         283,555         308,369         649,435
                                                           ------------    ------------    ------------    ------------

 (LOSS) FROM OPERATIONS                                         (68,909)       (293,645)       (308,369)       (631,967)
                                                           ------------    ------------    ------------    ------------

OTHER INCOME (EXPENSE)
     Interest income                                               --               957            --             3,280
     Interest expense                                              --              --              --              (213)
     Loss on write-down of inventory                               --              --              --           (80,000)
                                                           ------------    ------------    ------------    ------------
                                                                   --               957            --           (76,933)
                                                           ------------    ------------    ------------    ------------

NET (LOSS)                                                 $    (68,909)   $   (292,688)   $ (308,369)  $   (708,900)
                                                           ============    ============    ============    ============

PER SHARE INFORMATION:
WEIGHTED AVERAGE SHARES OUTSTANDING
    (BASIC AND DILUTED)                                      11,149,284       8,598,451      10,643,188       8,550,951
                                                           ============    ============    ============    ============

NET (LOSS) PER COMMON SHARE (BASIC AND DILUTED)            $      (0.01)   $      (0.03)   $      (0.03)   $      (0.08)
                                                           ============    ============    ============    ============

   The notes to financial statements are an integral part of these statements

                                FTS APPAREL, INC.
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)



                                                                  SIX MONTHS ENDED
                                                               ----------------------
                                                                JUNE 30,     JUNE 30,
                                                                  2002        2001
                                                               ---------    ---------
OPERATING ACTIVITIES
         Net cash (used in) operating activities               $ (50,140)   $(312,190)
                                                               ---------    ---------

INVESTING ACTIVITIES
     Acquisition of fixed assets                                    --         (2,940)
                                                               ---------    ---------
         Net cash (used in) investing activities                    --         (2,940)
                                                               ---------    ---------

FINANCING ACTIVITIES
     Operating advance from officer                                6,284         --
     Payment of preferred dividends                                 --         (1,411)
                                                               ---------    ---------
         Net cash provided by (used in) financing activities       6,284       (1,411)
                                                               ---------    ---------

         Net (decrease) in cash                                  (43,856)    (316,541)

CASH AT BEGINNING OF PERIOD                                       44,236      327,425
                                                               ---------    ---------

CASH AT END OF PERIOD                                          $     380    $  10,884
                                                               =========    =========


   The notes to financial statements are an integral part of these statements.

                                FTS APPAREL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2002
                                   (UNAUDITED)


(1)  Basis Of Presentation

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and Item 310(b) of Regulation S-B. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. These financial statements should be read in conjunction with the audited financial statements of the Company as of December 31, 2001 and for the two years then ended, including notes thereto, included in the Company's Form 10-KSB.

(2)  Earnings Per Share

The Company calculates net earnings (loss) per share as required by SFAS 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. During the periods presented, common stock equivalents were not considered as their effect would be anti-dilutive.

(3)  Reclassifications

Certain amounts from the six months ended June 30, 2001 financial statements have been reclassified to conform to the current period presentation.

(4)  Going Concern

The Company's financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. For the six months ended June 30, 2002 the Company incurred a net loss of $308,369 and has working capital and stockholders' deficits of $138,576 at June 30, 2002.

The Company's ability to continue as a going concern is contingent upon its ability to expand its operations and secure additional financing. The Company is pursuing financing for its operations and seeking to expand its operations. Failure to secure such financing or expand its operations may result in the Company not being able to continue as a going concern.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

                                FTS APPAREL, INC.
                          NOTES TO FINANCIAL STATEMENTS
                                  JUNE 30, 2002
                                   (UNAUDITED)


(5)  Stockholders' (Deficit)

On January 5, 2002 the Company issued 433,333 shares of common stock valued at $43,333 pursuant to the lease settlement agreement (Note 6). These shares were valued at their fair market value on the date the Company agreed to issue the shares.

On January 7, 2002 the Company issued 1,200,000 shares of common stock pursuant to a 2-year employment agreement with its new President and Chief Executive Officer. These shares were valued at their fair market value on the date the Company agreed to issue the shares. As of June 30, 2002 the Company had recorded $90,000 as deferred compensation for services to be received through January 6, 2004.

On January 11, 2002 the Company issued 370,000 shares of common stock valued at $37,000 to its former President for services rendered during the quarter ended March 31, 2002. These shares were valued at their fair market value on the date the Company agreed to issue the shares.

On February 1, 2002 the Company issued 500,000 shares of common stock valued at $70,000 for services to be performed beginning September 2002. These shares were valued at their fair market value on the date the Company agreed to issue the shares and will be adjusted for changes in fair market value at subsequent measurement dates. As of June 30, 2002 the Company had recorded $70,000 as deferred compensation for services to be received through September 2003.

(6)  Lease Settlement

On January 5, 2002, the Company entered into a lease settlement agreement with the former President whereby, for forgiving a one-year lease obligation for office space, the former President received the following: (i) all cash on hand at January 5, 2002, (ii) assignment of all equipment and inventory remaining in the office, (iii) assignment of all uncollected accounts receivable as of January 5, 2002, (iv) issuance of 433,333 shares of common stock, (v) accrual of interest on the remaining balance at the rate of 12% per annum, and (vi) on June 5, 2002 settlement of any remaining balance, estimated at $27,983 as of June 30, 2002, in the form of common stock at an assigned value of $0.03 per share. Any difference between the fair market value of the common stock and the assigned value will be recorded as an expense. As of the date of our June
30, 2002 10QSB, no common stock has been issued to settle the remaining balance.

-------------------------------------------------  --------------------------------------
     YOU SHOULD RELY ONLY ON THE INFORMATION
 CONTAINED IN THIS DOCUMENT.  WE HAVE NOT
 AUTHORIZED ANYONE TO PROVIDE YOU WITH
 INFORMATION THAT IS DIFFERENT.  THIS DOCUMENT
 MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE
 SECURITIES.  THE INFORMATION IN THIS DOCUMENT
 MAY ONLY BE ACCURATE ON THE DATE OF THIS
 DOCUMENT.

      ADDITIONAL RISKS AND UNCERTAINTIES NOT
 PRESENTLY KNOWN OR THAT ARE CURRENTLY DEEMED
 IMMATERIAL MAY ALSO IMPAIR OUR BUSINESS
 OPERATIONS.  THE RISKS AND UNCERTAINTIES
 DESCRIBED IN THIS DOCUMENT AND OTHER RISKS AND
 UNCERTAINTIES WHICH WE MAY FACE IN THE FUTURE               FTS APPAREL, INC.
 WILL HAVE A GREATER IMPACT ON THOSE WHO
 PURCHASE OUR COMMON STOCK.  THESE PURCHASERS
 WILL PURCHASE OUR COMMON STOCK AT THE MARKET       DISTRIBUTION OF 11,000,000 SHARES OF
 PRICE OR AT A PRIVATELY NEGOTIATED PRICE AND                  COMMON STOCK
 WILL RUN THE RISK OF LOSING THEIR ENTIRE
 INVESTMENT.
                                                               _______________

                                                                  PROSPECTUS
                                                               ________________


                                                                _____________, 2002

-------------------------------------------------  ------------------------------------

Dealer Prospectus Delivery Obligation

     Until _______ 2002 all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART  II

                     INFORMATION  NOT  REQUIRED  IN  PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

As permitted by the Colorado Business Corporation Act, our articles of incorporation, eliminate, with certain exceptions, the personal liability of our directors to us and our shareholders for monetary damages as a result of a breach of fiduciary duty. This provision makes it more difficult to assert a claim and obtain damages from a director in the event of a breach of fiduciary duty. The Colorado Business Corporation Act provides that a corporation has the power to: (i) indemnify directors, officers, employees and agents of the corporation against judgments, fines and amounts paid in settlement in connection with suits, actions and proceedings and against certain expenses incurred by these parties if specified standards of conduct are met and (ii) purchase and maintain insurance on behalf of any of these persons against liabilities incurred by them in these capacities. Our articles of incorporation also provide for indemnification of our officers, directors, agents and employees against expenses or liability reasonably incurred by them in any action, suit or proceeding in which they are made parties by reason of being or having been one of our officers, directors, agents or employees, to the full extent required or permitted by Colorado law.

Item  25.  Other  Expenses  of  Issuance  and  Distribution

     The following table sets forth the costs and expenses payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the SEC registration fee:

     SEC  registration  fee                  $   141.68
     Printing  and  engraving  expenses      $ 3,000.00
     Accounting  fees  and  expenses         $10,000.00
     Attorneys'  fees  and  expenses         $25,000.00
     Transfer  agent's  fees  and  expenses  $   500.00
     Miscellaneous                           $   500.00
                                             ----------
          Total                              $39,141.68

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of the Company's stockholders.

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, or Regulation D promulgated thereunder. All recipients had adequate access, through their relationships with us, to information about us.

In February and March, 1999 the Company conducted an offering through a private placement pursuant to Regulation D, Rule 505 of the 1933 Act. The Company sold 239,518 shares of Common Stock in the offering, with an offering price of $1.50 per share, offered to qualified individuals and entities on a best efforts basis. Stock was purchased by individuals who were personal or business acquaintances of the officers and directors, although these individuals were not affiliated with the Company as an officer, director, employee or otherwise. The shareholders were personal or business acquaintances of the founding shareholder, officers and directors, and were not affiliated with the Company as an officer, director, employee or otherwise.

During the three months ended September 30, 1999, the Company sold 88,421 shares Of its common stock pursuant to the exercises of outstanding warrants under the exemption provided by Regulation D, Rule 504 of the 1933 Act. The warrants were exercised at various times through September 16, 1999 for a price of $1.50 per share.

During the three month period ended March 31, 2000, the Company issued 133,535 shares of common stock at prices ranging from $.75 to $1.38 per share for services. The value of the common shares corresponds to the fair market value of the common stock on the date it was agreed to issue said shares. The Company also agreed to issue a stock purchase warrant for the purchase of 1,036,000 shares of common stock at $1.50 per share at any time through April 19, 2010. The Company believes such issuance was exempt from registration pursuant to
Section  4(2)  of  the  Securities  Act  of  1933.

During April, 2000 the Company issued 3,594,256 shares of its common stock for cash of $1,000,000, rent for a two year tenancy of office space valued at $193,744, office equipment valued at $32,192, and consulting services for one year valued at $766,708 or approximately $0.55 per share. These shares were valued by the Company at a negotiated discount price from the trading price of $.75 per share at the date of the transaction, due to the significant financial investment made, the thinly traded market for the Company's stock, and the fact that the stock was restricted from resale at the time of purchase. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

During the three month period ended June 30, 2000, the Company issued 97,815 shares of common stock at prices ranging from $0.75 to $1.25 per share for services. The value of the common shares corresponds to the fair market value of the common stock on the date it was agreed to issue said shares. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

During  the  three  month  period  ended  September 30, 2000, the Company issued
50,535 shares of common stock at prices ranging from $0.51 to $0.82 per share for services. The value of the common shares corresponds to the fair market value of the common stock on the date it was agreed to issue said shares. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

During January 2001, the Company issued 782,222 shares of its common stock related to consulting services to be provided by our Chief Executive Officer. The value of the consulting services is stipulated to be $220,000. Per the consulting agreement, the shares were valued at 75% of the average bid and ask price of the common stock on December 31, 2000. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

During April 2001, the Company issued 142,500 shares of common stock related to a stock purchase agreement with the Chief Executive Officer in which the Company agreed to issue 12,500 shares every month until a Registration Statement was filed. The parties agreed to delay the filing of the Registration Statement and that the total additional shares issued would be 142,500 shares. Of the 142,500 shares issued during 2001, 105,000 were earned and subscribed as of December 31, 2000. The remaining 37,500 shares were earned during the year ended December 31, 2001. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On January 5, 2002 the Company issued 433,333 shares of its common stock valued at $43,333 pursuant to a lease settlement agreement. These shares were valued at their fair market value on the date the Company agreed to issue the shares. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On January 7, 2002 the Company issued 1,200,000 shares of its common stock pursuant to an employment agreement with its new President and Chief Executive Officer. These shares were valued at their fair market value on the date the Company agreed to issue the shares. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On January 11, 2002 the Company issued 370,000 shares of its common stock valued at $37,000 to its former President for services rendered during the quarter ended March 31, 2002. These shares were valued at their fair market value on the date the Company agreed to issue the shares. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

On February 1, 2002 the Company issued 500,000 shares of its common stock valued at $70,000 for services to be performed beginning September 2002. These shares were valued at their fair market value on the date the Company agreed to issue the shares and will be adjusted for changes in fair market value at subsequent measurement dates. As of June 30, 2002 the Company had recorded $70,000 as deferred compensation for services to be received through September 2003. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In August the company sold 650,000 shares of its restricted common stock to an aggregate of three people at a purchase price of $.05 per share for aggregate proceeds to the Company of $32,500. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. Such issuance of shares, although authorized by the Company, have not yet been physically delivered from the transfer agent and are not yet included as part of the Company's total number of shares outstanding calculated at 12,099,284.

In August 2002, the Company issued 100,000 shares of its common stock to one individual for legal services rendered to the Company. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In August 2002, the Company issues 250,000 shares of its common stock to Dutchess pursuant to a stock purchase agreement. Such shares were sold at $.05 per share for an aggregate purchase price of $12,500. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

In August 2002 the Company issued 600,000 shares of its common stock to Dutchess Private Equities Fund, LP as a commitment fee in connection with the Company's equity line of credit Investment Agreement. The Company believes such issuance was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Company also authorized the issuance of up to $6,000,000 of the Company's common stock to Dutchess in connection with its equity line of credit Investment Agreement.

ITEM  27.  EXHIBITS

Exhibit
Number    Description
--------  ---------------------

3.1 Articles of Incorporation of the Company as filed June 30, 1997 with the Secretary of State of the State of Colorado and included as exhibit 2.1 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference

3.2 Articles of Amendment of the Articles of Incorporation of the Company as filed April, 15, 1998 with the Secretary of State of the State of Colorado and included as exhibit 2.2 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

3.3 Articles of Amendment of the Articles of Incorporation of the Company as filed August 23, 2000 with the Secretary of State of the State of Colorado included as exhibit 3.3 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, and incorporated herein by this reference.

3.4 Bylaws of the Company included as exhibit 2.3 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

4.1 Form of Certificate for Common Shares, included as exhibit 4.1 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and incorporated herein by this reference.

5.1* Opinion  of  Seth  A.  Farbman,  P.C.

10.1 Non-Qualified Stock Option and Stock Grant Plan, dated July 1, 1998 included as exhibit 6.3 to the Company's Form 10-SB dated August 24, 1998, and incorporated herein by reference.

10.2 Executive Employment Agreement between the Company and Scott Gallagher dated January 11, 2002 included as exhibit 10.1 to our Current Report on Form 8-K, dated February 11, 2002, and incorporated herein by this reference.

10.3 Investment Agreement dated August 23, 2002 between Dutchess and the Company

10.4 Registration Rights Agreement related to the Company's equity line of credit dated August 23, 2002 between Dutchess and the Company

10.5 Escrow  agreement  related  to  the  Company's  equity line of credit dated
     August  23,  2002.

10.6 Stock  Purchase Agreement between the Company and Dutchess dated August 22,
     2002

10.7 Addendum  No.  1  to  the  Investment  Agreement  executed August 23, 2002.

23.1 Opinion  of  Seth  A.  Farbman,  P.C.  (see  Exhibit  5.1)

23.2 Consent  of  Stark  Winter  Schenkein  &  Co.,  LLP

---------------------------
*  To  be  filed  by  amendment

ITEM  28.     UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by section 10(a)(3) of Securities Act.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(B) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Yardley, State of Pennsylvania, on September 4, 2002.


                               FTS  APPAREL,  INC.


                               By:  /s/  Scott  Gallagher
                               -----------------------------------------------
                               Scott  Gallagher,  Chairman  of  the  Board,
                               Chief  Executive  Officer, President and Director


     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                            TITLE                             DATE
----                            ------                            ----



/s/  Scott  Gallagher           Chairman of the Board,       September 4, 2002
-----------------------         Chief  Executive  Officer,
Scott  Gallagher                President  and  Director



/s/  Linda  Ehlen               Chief Financial Officer      September 4, 2002
-----------------------         and  Secretary
Linda  Ehlen



/s/  James H. Gilligan           Director                    September 4, 2002
-----------------------
James  H.  Gilligan



/s/  W. Scott  McBride              Director                 September 4, 2002
-----------------------
W. Scott  McBride